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                                                                    Exhibit 10.1

                         SECURITIES PURCHASE AGREEMENT

     This is an agreement (the "Agreement") dated September 15, 2005, among Atari, Inc, (the "Company"), a Delaware corporation, and the investors listed on Schedule A (the "Investors," and each of them an "Investor") regarding (a) the sale by the Company to the Investors of the respective numbers of shares of common stock, par value $.01 per share, of the Company ("Common Stock") listed on Schedule A (together, the "Shares") in transactions that are exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act") because they do not involve a public offering, and (b) the agreement of the Company to register resales of the Shares under the Securities Act.

     The Company and the Investors agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

     Section 1.01. Purchase and Sale. At the Closing described in Section 1.02, the Company will sell the Shares to the respective Investors, and the respective Investors will purchase the Shares from the Company, for $1.30 per share.

     Section 1.02. The Closing.

          a. The closing of the sale of the Shares to the Investors will take place at 10:00 a.m., New York City time, at the office of the Company , 417 Fifth Avenue, New York, New York, on September 15, 2005 (the "Closing Date").

          b. At the Closing, the Company will deliver to each Investor certificates representing the number of Shares the Investor is purchasing, as shown on Schedule A. Each certificate will bear a legend stating that the shares it represents were issued in a transaction that was not registered under the Securities Act of 1933, as amended (the "Securities Act"), and those shares may be sold or otherwise transferred only in a transaction that is registered under that Act or is exempt from the registration requirements of that Act and any applicable state securities laws.

          c. At the Closing, each Investor will deliver to the Company evidence of a wire transfer to an account in New York City specified by the Company of immediately available United States dollars in an amount equal to the purchase price of all the Shares the Investor is purchasing, as shown on Schedule A.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.01. Representations and Warranties of the Company. The Company represents and warrants to each of the Investors as follows:

          a. The Company is a corporation duly incorporated and in good standing under the laws of the State of Delaware.

          b. The Company has all corporate power that is necessary to enable it to enter into this Agreement and to carry out the transactions contemplated by it. All corporate actions that are necessary to authorize the Company to enter into this Agreement and carry out the transactions


                                       1

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contemplated by it have been taken. This Agreement has been duly executed by the
Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          c. Neither the execution and delivery of this Agreement by the Company nor completion of any of the transactions contemplated by it will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Certificate of Incorporation or by-laws of the Company, any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over the Company or any of its subsidiaries.

          d. No governmental filings, authorizations, approvals or consents, or other governmental actions, are required to permit the Company to fulfill all its obligations under this Agreement.

          e. The only authorized stock of the Company is 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. At the date of this Agreement (without taking account of the issuance of the Shares), the only outstanding stock of the Company is not more than 129,000,000 shares of Common Stock. Except as reflected in the Company's report on Form 10-Q for the period ended June 30, 2005, that the Company filed with the U.S. Securities and Exchange Commission (the "SEC"), the Company has not issued any options, warrants or convertible or exchangeable securities which are outstanding, and is not a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, the Company to sell or issue any of its stock.

          f. The Company has filed with the SEC all forms, statements, reports and documents it has been required to file under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules under either of them.

          g. The Company's Annual Report on Form 10-K for the year ended March 31, 2005 (the "Company 10-K") and its Report on Form 10-Q for the period ended June 30, 2005 (the "June 10-Q") which were filed with the SEC, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading. Without limiting what is said in the preceding sentence, the financial statements included in the Company 10-K all were prepared, and the financial information included in the June 10-Q was derived from financial statements which were prepared, in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except that financial information included in the June 10-Q does not contain all the notes that are required by GAAP and is subject to normal year end adjustments) and present fairly the consolidated financial condition and the consolidated results of operations of the Company and its subsidiaries at the dates, and for the periods, to which they relate.

          h. The Offering Memorandum dated September 15, 2005 that was given to each of the Investors (the "Offering Memorandum"), including the documents incorporated by reference in it, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading.


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          i. Except as reported in filings with the SEC, described in the
Offering Memorandum or described in press releases that were made generally available to the investing public, since June 30, 2005, (i) the Company and its subsidiaries have conducted their businesses in the ordinary course and in the same manner in which they were conducted prior to June 30, 2005, and (ii) there has not been a material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

          j. The assets of the Company and its subsidiaries are sufficient to enable them to operate their businesses after the Closing substantially as they are being operated on the date of this Agreement.

          k. The Company and its subsidiaries have at all times complied, and are currently complying, with all applicable Federal, state, local, and foreign laws, except failures to comply which would not reasonably be expected, in the aggregate, to have a material adverse effect on the Company.

          l. Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (as those terms are used in SEC Regulation D) in connection with the offer or sale of the Shares. Neither the Company nor any person acting on its behalf has at any time within the past six months, made any offer or sale of, or solicited an offer to buy, any security of the Company under circumstances that would (i) eliminate the availability of the exemption from the registration requirements of the Securities Act contained in Section 4(2) of that Act or (ii) cause the Company's offer or sale of the Shares to be integrated with prior offerings in a manner that would cause the offer and sale of the Shares not to be eligible for the exemption contained in Section 4(2) of the Securities Act.

          m. The Company is eligible to register resales of the Shares on Form S-3 promulgated under the Securities Act.

          n. The Company has not granted any person a right to have securities registered under the Securities Act that would interfere with the Company's obligations under Article V or would require the Company to include securities other than the Shares in the registration statement the Company files in accordance with that Article.

          o. None of the Company, any of its directors or officers, or to the best of the Company's knowledge, any other person acting on the Company's behalf, has provided any of the Investors, or any of their agents, advisors or attorneys, any information that constitutes, or might reasonably be deemed to constitute, material nonpublic information about the Company or its subsidiaries, other than information about the proposed sale of the Shares and information about a proposed issuance of shares to Infogrames Entertainment S.A. that will be disclosed to the public not later than 9:00 a.m., New York City time on the first Nasdaq trading day after the Closing Date. The Company is aware that the Investors may rely on the representations in this paragraph in effecting transactions in the Company's securities.

     Section 2.02. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company, as to itself but not as to any other Investor, as follows:

          a. The Investor is an entity duly formed and validly existing in the jurisdiction in which it was formed.

          b. The Investor has all power that is necessary to enable the Investor to enter into this Agreement and to carry out the transactions contemplated by it. All actions that are necessary to


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authorize the Investor to enter into this Agreement and carry out the transactions contemplated by it have been taken. This Agreement has been duly executed by the Investor and is a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

          c. Neither the execution and delivery of this Agreement by the Investor nor completion of any of the transactions contemplated by it will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the organic documents of the Investor, any agreement or instrument to which the Investor or any subsidiary of the Investor is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over the Investor or any of its subsidiaries.

          d. No governmental filings, authorizations, approvals or consents, or other governmental actions, are required to permit the Investor to fulfill all the Investor's obligations under this Agreement.

          e. The Investor will be acquiring the Shares at the Closing for the Investor's own account and not with a view to the resale or distribution of the Shares, other than in a transaction registered under the Securities Act or that is exempt from the registration requirements of the Securities Act and any applicable U.S, state securities laws, and the Investor does not have a current arrangement to distribute the Shares it will be purchasing, provided that nothing in this representation will require the Investor to hold any of the Shares for a minimum period of time or will prevent the Investor from disposing of any Shares at any time in a transaction that is registered under the Securities Act or is exempt from the registration requirements of the Securities Act and complies with all applicable state securities laws.

          f. When the Investor was offered the Shares it will be purchasing, and at the date of this Agreement, the Investor was and is an accredited investor, as that term is defined in Rule 501(a) under the Securities Act.

          g. The Investor, either alone or together with its representatives, has sufficient knowledge, sophistication and experience in business and financial matters to be capable of evaluating the merits and risks of its prospective investment in Shares, and the Investor has made such an evaluation of the merits and risks of that investment. The Investor is able to bear the economic risk of the proposed investment in Shares and, at the present time, is able to afford a complete loss of that investment.

          h. The Investor acknowledges that it has reviewed the Offering Memorandum and the materials incorporated into it and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information (other than material non-public information) about the Company and its subsidiaries and their financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its proposed investment; and (iii) the opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that the Investor believes is necessary to enable the Investor to make an informed investment decision with respect to its proposed investment. Neither any inquiries made by or on behalf of the Investor nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel will affect the Investor's right to rely on the truth, accuracy and completeness of the Offering Memorandum and the materials incorporated by reference into it or the Company's representations and warranties in this Agreement.


                                       4

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          i. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares and that no such authorities have passed upon or endorsed the merits of the offering of the Shares.

          j. The Investor is aware that the Offering Memorandum states under the caption "Notice to Investors; Transfer Restrictions" that each purchaser of Shares will be deemed to have made certain representations and agreements, and the Investor confirms that by purchasing Shares the Investor will be making those representations and agreements.

          k. Since the Investor was first contacted regarding a purchase of Shares, the Investor has not directly or indirectly engaged in any transactions in securities of the Company (including any short sales, as defined in Rule 200 of SEC Regulation SHO under the Exchange Act), and the Investor has no intention of engaging in any transactions in securities of the Company until the transactions that are the subject of this Agreement are publicly disclosed.

          l. The Investor is aware that nothing in this Agreement or in the Offering Memorandum or any other materials given to the Investor by or on behalf of the Company in connection with the sale of the Shares constitutes legal, tax or investment advice, and the investor has obtained any legal, tax or investment advice that the Investor has deemed necessary from the Investor's own advisors.

                                   ARTICLE III

                                OTHER AGREEMENT5

     Section 3.01. Transfer Restrictions. Each Investor agrees that it will not dispose of any Shares, other than in a transaction that is registered under the Securities Act or is exempt from the registration requirements of the Securities Act and complies with all applicable U.S. state securities laws.

     Section 3.02. Removal of Legends. The Company agrees that at any time when
(i) a registration statement under the Securities Act relating to the resale of the Shares is effective, (ii) the Investor has sold Shares in a transaction that complies with SEC Rule 144, (iii) the Shares held by the Investors are eligible for sale under SEC Rule 144(k), or (iv) for any other reason, the Shares held by Investors are freely salable, under the Securities Act without limitation upon the number of Shares that may be sold or the manner in which they may be sold, the Company will, at the request of any Investor, issue to that Investor (or to the purchaser in a sale by any Investor that complies with SEC Rule 144(a)), in exchange for certificates representing Shares that bear the legend described in
Section 1.02(b), certificates representing the same numbers of shares of Common Stock that do not bear that legend.

     Section 3.03. Public Announcement and SEC Filing. Not later than 9:00 a.m., New York City time, on the first Nasdaq trading day after the date of this Agreement, the Company will disclose to the public the material terms of the transactions that are the subject of this Agreement (whether in a press release or a filing with the SEC). Not later than four business days after the Closing Date, the Company will file with the SEC a Report on Form 8-K containing the required information regarding those transactions.

     Section 3.04. Ongoing Filings with the SEC. Until the earlier of two years after the Closing Date or such time as no Investor any longer holds any Shares, the Company will file on a timely basis (taking account of available extensions) all reports the Company is required to file with the SEC under the Exchange Act.


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                                   ARTICLE IV

                     CONDITIONS TO THE PARTIES' OBLIGATIONS

     Section 4.01. Conditions Precedent to the Investors' Obligations. The obligation of each Investor to purchase Shares at the Closing is subject to the following conditions (which may be waived by each Investor as to itself, but not as to any other Investor):

          a. The representations and warranties of the Company contained in this Agreement will be true and correct in all material respects at the Closing Date with the same effect as though they had been made on that date (except to the extent particular representations and warranties state that they relate to specified dates). b. The Company and each of the other Investors will have fulfilled in all material respects all the obligations that the Company or the other Investor is required by this Agreement to fulfill at or before the Closing.

     Section 4.02. Conditions Precedent to the Company's Obligations. The obligation of the Company to sell Shares at the Closing is subject to the following conditions (which may be waived by the Company):

          a. The representations and warranties of each of the Investors contained in this Agreement will be true and correct in all material respects at the Closing Date with the same effect as though they had been made on that date (except to the extent particular representations and warranties state that they relate to specified dates).

          b. Each of the Investors will have fulfilled in all material respects all the obligations that Investor is required by this Agreement to fulfill at or before the Closing.

                                    ARTICLE V

                             REGISTRATION OF SHARES

     Section 5.01. Obligation to Register Shares.

          a. As promptly as practicable after the Closing Date, the Company will prepare and file with the SEC a "shelf" registration statement on Form S-3 (the "Registration Statement") registering resales of Shares on a continuous basis pursuant to Rule 415 under the Securities Act in transactions on any securities exchanges or securities quotation systems on which the Common Stock may be eligible for trading, in negotiated transactions, in transactions involving principals or brokers, in a combination of those methods of sale or by any other lawful means.

          b. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible, and in any event not later than the 90th day after the Closing Date (the "Required Effectiveness Date"), and will use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all the Shares have been sold and may be resold to the public without registration under the Securities Act or the date that all the Shares can be sold to the public under Rule 144(k) (the "Effectiveness Period").


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     Section 5.02. Payment if Specified Events Occur.

          a. If any of the Events listed below occurs, until the Event is cured, on each monthly anniversary of the day on which the Event occurs, the Company will pay each Investor, in cash, as liquidated damages, the sum equal to 1% of
(i) the number of Shares the Investor holds, times (ii) the purchase price the Investor paid for the Shares ($1.30 per share). If an Event is cured during a month, the payment with regard to that month will be pro-rated based on the number of days in the month before and after the Event is cured.

          b. Each of the following will constitute an Event:

               (i) The Registration Statement is not declared effective on or before the Registration Effectiveness Date.

               (ii) The Common Stock is not eligible for trading on the Nasdaq National Market System or on the New York or the American Stock Exchange.

               (iii) The effectiveness of the Registration Statement is suspended.

               (iv) A suspension under Section 5.02(c) becomes an Event.

          c. After the Registration Statement has been continuously effective for at least 60 trading days, the Company may, by a written notice to the Investors, suspend sales under the Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Company's Board of Directors determines in good faith that, because of a need to amend or supplement the Company's registration statements or for any other reason, it would be materially detrimental to the Company (other than with regard solely to the price of the Common Stock) for shares of its Common Stock to be available for sale to the general public pursuant to a registration statement at that time. Upon receipt of such a notice, each Investor will immediately discontinue any sales of Shares pursuant to the Registration Statement until the Investor has received copies of a supplemented or amended prospectus or until the Investor is advised in writing by the Company that the then current prospectus may be used or that, for any other reason, the suspension has been terminated. In no event, however, may the Company suspend sales beyond the period during which (in the good faith determination of the Company's Board of Directors) the failure to require the suspension would be materially detrimental to the Company, any suspension last for more than 20 days or the Company suspend sales under this Section more than three times in any twelve month period. Any suspension that lasts for more than 20 days will become an Event at the end of the 20 days.

     Section 5.03. Registration Procedures.

          a. The Company will provide to the Investors copies of the proposed Registration Statement and of any proposed amendment or supplement to the Registration Statement at least three Nasdaq trading days before it is filed with the SEC and the Company will reflect in the Registration Statement or the amendment or supplement any reasonable and prompt comments that any Investors may make.

          b. The Company will file any amendments or post-effective amendments to the Registration Statement that are necessary to keep the Registration Statement continuously effective and


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available for use throughout the Effective Period, except during a period of suspension permitted by Section 5.02(c).

          c. The Company will promptly notify each of the Investors in writing
(i) if the SEC notifies the Company that the Registration Statement will be reviewed, (ii) if the Company receives written comments regarding the Registration Statement from the SEC staff (in which case the Company will provide each of the Investors with a copy of the comment letter), (iii) when the Registration Statement or any post-effective amendment to it becomes effective,
(iv) if the SEC initiates a proceeding for the purpose of issuing a stop order suspending effectiveness of the Registration Statement or such a stop order is issued, or (v) if the financial statements included in the Registration Statement cease to meet applicable SEC requirements for inclusion in a registration statement of the Company under the Securities Act.

          d. The Company will use its reasonable best efforts to avoid the issuance of any order suspending effectiveness of the Registration Statement or of the qualification (or exemption from qualification) of the Shares in any jurisdiction, and if such an order is issued, the Company will use its reasonable best efforts to cause it to be withdrawn as promptly as practicable.

          e. The Company will provide each Investor, without charge, with one copy of the Registration Statement and each amendment to it, and with as many copies of the prospectus included in the Registration Statement as the Investor reasonably requests.

          f. The Company will use its reasonable best efforts to cause Shares to be registered or qualified under (or qualified for an exemption from) the securities or Blue Sky laws of such jurisdictions in the United States as any Investor may reasonably request and to keep that registration or qualification in effect for such period as it is required, but not beyond the end of the Effectiveness Period.

          g. The Company will cooperate with any reasonable due diligence investigation any Investor wants to undertake in connection with the resale of the Investor's Shares, but the Company will not be required to make available to any Investor any material nonpublic information about the Company or its subsidiaries.

     Section 5.04. Indemnification.

          a. The Company will indemnify and hold harmless each Investor, each officer, director, partner, employee, legal counsel and agent of each Investor, and each underwriter, if any, and each person, if any, who controls any Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, liabilities, claims, damages or expenses (including, but not limited to, attorneys' fees and expenses and costs of investigation), including any payments in settlement of litigation, arising out of, or based upon, any actual or alleged untrue statements, or omissions of statements necessary in order to make statements that are made not misleading, in the Registration Statement, in any prospectus included in the Registration Statement, in any amendment or supplement to the Registration Statement or any prospectus included in it, or in any application or related document filed in any jurisdiction in order to qualify Shares under the securities laws of that jurisdiction which was executed by the Company or based upon written information furnished by the Company, or any violation by the Company of the Securities Act or any rule or regulation under it applicable to the Company and relating to action or inaction by the Company in connection with the registration or qualification of the Shares, and the Company will reimburse each Investor, each of its officers, directors, members, stockholders and partners, each such underwriter and each person who controls the Investor or any such underwriter, for any legal or other expenses reasonably incurred in connection with investigating, preparing to defend or defending any such claim, loss, damage,


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liability or action, provided, that the Company will not be liable under this
Section with regard to any claim relating to a statement or omission with respect to an Investor or underwriter that was made in reliance upon and in conformity with written information furnished to the Company by that Investor or underwriter for inclusion in the Registration Statement or other document.

          b. Each Investor will indemnify and hold harmless the Company, each director, officer, employee, legal counsel and agent of the Company, each underwriter, if any, and each other person, if any, who controls the Company or any underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent the Company agrees in Section 5.04(a) to indemnify and hold harmless each Investor, but only with respect to statements or omissions with respect to that Investor that were made in reliance upon and in conformity with written information furnished to the Company by that Investor for inclusion in the Registration Statement or the prospectus included in it, in an amendment or supplement to the Registration Statement or that prospectus, or in an application relating to the sale of the Shares.

          c. If an action is brought against a person entitled to indemnification under Section 5.04(a) or (b) (an "Indemnified Person") in respect of which that person may seek indemnity, the Indemnified Person will promptly notify all the persons (the "Indemnifying Persons") against whom indemnification may be sought in writing of the commencement of the action (but failure to give the notice will not relieve the Indemnifying Persons from any liability they may have other than under this Section 5.04), and the Indemnifying Persons will be entitled to assume the defense of the action on behalf of the Indemnified Persons with counsel selected by the Indemnifying Persons who are reasonably satisfactory to the Indemnified Persons. Any Indemnified Person may employ its own additional counsel with regard to an action, but if one or more Indemnifying Persons assumes the defense of the action, the Indemnifying Persons will not be responsible for the fees and expenses of additional counsel employed by an Indemnified Person. An Indemnifying Person will not be liable for any settlement of a claim or action effected without its written consent, which consent will not be unreasonably withheld or delayed. An Indemnifying Person will not, without the prior written consent of each Indemnified Person that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in any action, in respect of which indemnity may be sought under this Section (whether or not any Indemnified Person is a party to the action), unless the settlement, compromise or judgment includes an unconditional release of each Indemnified Person from all liability in respect of the action.

     Section 5.05. Rights of Transferees. If any Investor transfers Shares in a transaction that does not permit the person to whom the Shares are transferred to sell them to the public without registration under the Securities Act, the person to whom the Shares are transferred will be entitled to the benefits of this Agreement, including Article V, if (i) the Company is notified about the transfer and provided with the name, address and social security or employer identification number of the person to whom the Shares are transferred and (ii) the person to whom the Shares are transferred agrees to be bound by this Agreement (including Sections 5.04(b) and (c)) to the same extent as an Investor who executed this Agreement. If an Investor transfers Shares to a person who does not become entitled to the benefits of this Article V as provided in the preceding sentence, the Shares which are transferred to that person will cease being entitled to the benefits of this Article V (including Section 5.04(a)) until such, if any, time as the person to whom the Shares are transferred becomes entitled to the benefits of this Article V.


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

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01. Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the tenth Nasdaq trading day following the date of this Agreement; provided that no such termination will affect the right of any party to recover damages for any breach by any other party (or parties).

     Section 6.02. Entire Agreement. This Agreement and the documents to be delivered in accordance with this Agreement contain the entire agreement among the Company and the Investors relating to the transactions that are the subject of this Agreement and those other documents, all prior negotiations, understandings and agreements between the Company and any of the Investors are superseded by this Agreement and those other documents, and there are no representations, warranties, understandings or agreements concerning the transactions that are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement or those other documents.

     Section 6.03. Notices. Any notices or other communications under this Agreement must be in writing and will be deemed given on the earliest of (a) the date of transmission, if the notice or other communication is delivered by email or facsimile prior to 6:30 p.m., New York City time, on a Nasdaq trading day,
(b) the next Nasdaq trading day after the date of transmission, if the notice or other communication is delivered by email or facsimile on a day that is not a Nasdaq trading day or later than 6:30 p.m., New York City time, on a Nasdaq trading day, (c) the next Nasdaq trading day after the date of delivery to a nationally recognized overnight courier service designated for next business day delivery, or (d) upon actual receipt by the party to whom it is addressed if given in any other manner (including by mail).. The addresses, email addresses and facsimile numbers for notices and other communications are those set forth on the signature pages of this Agreement, or such other address, email address or facsimile number as the person to whom a notice or other communication is sent may designate in the manner provided in this Section after the date of this Agreement.

     Section 6.04. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom the waiver is being enforced. No waiver of a default with respect to any provision of this Agreement will constitute a waiver of a subsequent default with respect to that provision or a default with respect to any other provision.

     Section 6.05. Captions. The captions of the Articles and Sections of this Agreement are for convenience only, and are not intended to affect the meaning or the interpretation of this Agreement.

     Section 6.06. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties to it and their successors and permitted assigns. This Agreement is not intended to be for the benefit of any other person, except that each Indemnified Person is an intended beneficiary of Section 5.04.

     Section 6.07. Assignment. The Company may not assign its rights or obligations under this Agreement without the prior written consent of Investors who hold a majority of the Shares that are still held by Investors.. Any Investor may assign its rights under this Agreement to the extent provided in
Section 5.05 to a person to whom that Investor transfers Shares. Notwithstanding anything to the contrary in this Agreement, Shares may be assigned to any person in connection with a bona fide margin account or other loan or financing arrangement secured by those Shares.

     Section 6.08. Governing Law; Consent to Jurisdiction. This Agreement will be governed by the laws of the State of New York in the United States of America, without regard to principles of conflicts of laws that would apply the law of any other jurisdiction. Each of the parties (i) agrees that any action or proceeding relating to this Agreement may be brought in, but only in, a state or Federal court sitting in the Borough of Manhattan in the State of New York, (ii) consents to the personal jurisdiction of any such court in any such action or proceeding, (iii) agrees not to seek to change the venue of any such action or proceeding that is brought in any such court, whether on the basis of inconvenience of the forum or for any other reason, and (iv) agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

     Section 6.09. Counterparts. This Agreement may be executed in two or more counterparts, some of which may contain the signatures of fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this Agreement, but all of them together will constitute one and the same agreement.

                           [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement, intending to be legally bound by it, as of the day shown on the first page.

ATARI, INC.


By: /s/ Diane P. Baker
    ---------------------------------
Name: Diane P. Baker
      -------------------------------
Title: EVP & CFO
       ------------------------------

Address for Notices: 417 Fifth Avenue
                     New York, NY 10016
                     United States of America
                     Attention: Chief Financial Officer

Email Address: diane.baker@atari.com
               ----------------------
Facsimile No.: 212-726-4214
               ----------------------

INVESTOR SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have executed this Agreement, intending to be legally bound by it, as of the day shown on the first page.

Name of Investor: CCM Master Qualified Fund, Ltd.
                  --------------------------------------------------------------


By: /s/ Clint D. Coghill
    ---------------------------------
Name: Clint D. Coghill
      -------------------------------
Title: Director
       ------------------------------

Address for Notices: CCM, LLC  1 N Wacker Drive
                     -----------------------------------------------------------
                         Suite 4350
                     -----------------------------------------------------------
                     Chicage, IL 60606
                     -----------------------------------------------------------

Taxpayer Identification Number 98-0363044
                               -------------------------------------------------
Email Address: jvchler@coghillcapital.com
               -----------------------------------------------------------------
Facsimile No.: 312-324-2001
               -----------------------------------------------------------------
Number of Shares Being Purchased:  3,800,000
                                  ----------------------------------------------
Aggregate Purchase Price: $4,940,00
                          -----------------------
Agreed to and accepted on September  15, 2005

                                   SCHEDULE A

       NAME OF INVESTOR           NUMBER OF SHARES BEING PURCHASED
       ----------------           --------------------------------
CCM Master Qualified Fund, LTD.               3,800,000

Sark Master Fund Ltd.                         1,902,590